As filed with the Securities and Exchange Commission on November 28, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

____________________________________________

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

____________________________________________

IronClad Encryption Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	81-0409475
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Riverway, 777 S. Post Oak Lane, Suite 1700
Houston, Texas	77056
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated IronClad Encryption Corporation 2017 Equity Incentive Plan

(Full Title of the Plan)

Len Walker, Principal Legal Officer

James. D. McGraw, Chief Executive Officer

IronClad Encryption Corporation

One Riverway, 777 S. Post Oak Lane, Suite 1700

Houston, Texas  77056

(888) 362-7972

(Name, Address, and Telephone Number,

Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

1

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)
Class A common stock, par value $0.001 per share	5,000,000(1)(2)	$4.05	$20,250,000	$2,521

_______________________________

 (1)

This Registration Statement includes 5,000,000 shares of Class A common stock, par value $0.001 per share, of IronClad Encryption Corporation (the “Registrant”), offered or to be offered by the Registrant under the Amended and Restated IronClad Encryption Corporation 2017 Equity Incentive Plan (the “Plan”). Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also includes an indeterminate number of additional shares of Class A Common Stock that may become issuable pursuant to the anti-dilution provisions of the Plan.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (o) promulgated under the Securities Act on the basis of the average of the high and low sale prices of the Class A common stock on November 21, 2017, as reported on the OTC QB.

(3)

Paid by electronic transfer.

Part I

Information Required in the Section 10(a) Prospectus

The documents containing the information specified in this Part I will be delivered to the participants in the Amended and Restated IronClad Encryption Corporation 2017 Equity Incentive Plan covered by this Registration Statement as required by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be filed with the Securities and Exchange Commission (the “Commission”) as part of this Registration Statement but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus which meets the requirements of Section 10(a) of the Securities Act.

1

Part II
Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference.

The following documents, which have been filed by IronClad Encryption Corporation (the “Company” or the “Registrant”) with the Commission, are hereby incorporated by reference in this Registration Statement:

(a)

The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2016;

(b)

The Registrant's Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 2017, June 30, 2017 and September 30, 2017;

(c)

All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the report referenced in Item 3(a) above, including the Registrant's Current Reports on Form 8-K filed with the Commission on January 6, 2017, January 12, 2017, February 13, 2017, March 2, 2017, March 31, 2017, May 18, 2017, August 28, 2017, October 17, 2017 and October 24, 2017 and the Amendment to the Current Report on Form 8-K filed with the SEC on October 16, 2017 (and provided that any portions of such reports that are deemed furnished and not filed pursuant to the instructions to Form 8-K shall not be incorporated by reference into this registration statement); and

(d)

The description of the Registrant's Class A Common Stock contained in the Registrant's Form 8-K filed with the Commission on October 17, 2017, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

The Company’s certificate of incorporation and bylaws provide that the Company will indemnify and advance expenses to the Company’s directors and officers, and may indemnify and advance expenses to the Company’s employees and other agents, to the fullest extent permitted by Delaware law, which prohibits the Company’s certificate of incorporation from limiting the liability of the Company’s directors for the following:

•

any breach of the director's duty of loyalty to the Company or to the stockholders of the Company;

•

acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•

unlawful payment of dividends or unlawful stock repurchases or redemptions; and

•

any transaction from which the director derived an improper personal benefit.

If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of the Company’s directors will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended. The Company’s certificate of incorporation does not eliminate a director's duty of care and, in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, remain available under Delaware law. This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or other state or federal laws. Under the Company’s certificate of incorporation and bylaws, the Company is also empowered to purchase insurance on behalf of any person whom the Company is required or permitted to indemnify.

The limitation of liability, indemnification and advancement provisions in the Company’s certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit the Company and the Company’s stockholders. A stockholder's investment may be harmed to the extent the Company pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Company’s directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. There is no pending litigation or proceeding naming any of the Company’s directors or officers as to which indemnification is being sought, nor is the Company aware of any pending or threatened litigation that may result in claims for indemnification or advancement by any director or officer.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Exhibit Number	Description of Exhibit
3.1

Certificate of Incorporation (filed with the Securities and Exchange Commission (the “Commission”) as Exhibit 3.1 to the Registrant’s Form 8-K filed on October 17, 2017, and incorporated herein by reference).

3.2	By-laws (filed with the Commission as Exhibit 3.5 to the Registrant’s Form 8-K filed on October 17, 2017, and incorporated herein by reference).
5.1*	Opinion of Baker & McKenzie LLP as to the legality of the securities being registered that constitute original issue shares.
10.1

Amended and Restated IronClad Encryption Corporation 2017 Equity Incentive Plan (filed with the Commission as Exhibit 10.1 to the Registrant’s Form 8-K filed on October 17, 2017, and incorporated herein by reference).

10.2

Form of Stock Option Agreement (Incentive and Non-Qualified Stock Options) under Amended and Restated IronClad Encryption Corporation 2017 Equity Incentive Plan (filed with the Commission as Exhibit 3.2 to the Registrant’s Form 10-Q filed on August 21, 2017, and incorporated herein by reference).

23.1*	Consent of Fruci & Associates II, PLLC, Independent Registered Public Accounting Firm.
23.2*	Consent of Baker & McKenzie LLP (included as part of Exhibit 5.1).
24.1*	Power of Attorney (included on signature page).

_______________________________

* Filed herewith.

Item 9.  Undertakings.

(a)

The Company hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability of the Company under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Company undertakes that in a primary offering of securities of the undersigned Company pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Company will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)

Any preliminary prospectus or prospectus of the undersigned Company relating to the offering required to be filed pursuant to Rule 424;

(ii)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Company or used or referred to by the undersigned Company;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Company or its securities provided by or on behalf of the undersigned Company; and

(iv)

Any other communication that is an offer in the offering made by the undersigned Company to the purchaser.

(b)

The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas, on this 28th day of November, 2017.

IRONCLAD ENCRYPTION CORPORATION

By:

/s/       James D. McGraw

Name:

James D. McGraw

Title:

President

POWER OF ATTORNEY

We, the undersigned officers and directors of IronClad Encryption Corporation, hereby, severally constitute and appoint James D. McGraw, Len E. Walker and David G. Gullickson, and each of them, as our true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, in any and all capacities, to sign this Registration Statement on Form S-8 and any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as she/he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James D. McGraw James D. McGraw	President and Chief Executive Officer (Principal Executive Officer)	November 28, 2017

/s/ David G. Gullikson David G. Gullikson	Vice President of Finance (Principal Financial and Accounting Officer)	November 28, 2017

/s/ John S. Reiland John S. Reiland	Director	November 28, 2017

/s/ Greg Lipsker Greg Lipsker	Director	November 28, 2017